Exhibit 10.2 - Revised Bridge Loan
                          Agreement, dated May 7, 1999,
                         between the Company and eBanker
                                  USA.com, Inc.

                              eBanker USA.com, Inc.
                               1700 Lincoln Street
                                   32nd Floor
                             Denver, Colorado 80203

May 7, 1999

Michael I. Ruxin, M.D.
Global Med Technologies, Inc.
12600 West Colfax
Suite C-420
Lakewood, CO 80215

     Re: Revised $750,000 Bridge Loan - Convertible into Common Stock of Global Med Technologies, Inc.

Dear Mick:

This agreement supersedes, in its entirety, my letter dated March 18, 1999, to you relating to a $750,000 Bridge Loan and confirms our oral extension of our commitment.

eBanker hereby commits to loan to Global Med Technologies, Inc. (Global) Seven Hundred Fifty Thousand Dollars ($750,000) on or before October 15, 1999. The loan will bear interest at the rate of 12% per annum which shall be payable monthly.

The full amount of principal and any unpaid accrued interest will be due and payable on or before December 31, 1999. Until paid in full, the principal balance of and any unpaid accrued interest on the loan may be converted, at the option of eBanker, into Global Common Stock at the average closing bid price of Global common stock for 15 days prior to the date of conversion.

As consideration for the commitment for the Bridge Loan, Global shall pay eBanker a 2% commitment fee of $15,000 payable in 13,275 shares of Global common stock, which was determined using the $1.13 average closing bid price for 15 days prior to April 15, 1999.

Any amounts outstanding under this Bridge Loan at the time of the closing of any future Global private or public offering of securities shall be paid, including outstanding interest, from proceeds from the private or public offering of securities, although, this may be prior to December 31, 1999.

Very truly yours, For and on behalf of eBanker USA.com, Inc.



By: /s/ Fai H. Chan                           /s/ Robert H. Trapp
    -------------------------                 --------------------------------
    Fai H. Chan                               Robert H. Trapp
    Chairman                                  Secretary

Accepted:
Global Med Technologies, Inc.


By: /s/ Michael I. Ruxin
    -------------------------
    Michael I. Ruxin, M.D.
    Chairman and CEO